Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 29, 2012 included in the Annual Report of GeoVax Labs, Inc. on Form 10-K for the year ended December 31, 2011.  We hereby consent to the use of said report in this Registration Statement on Form S-1 of GeoVax Labs, Inc. appearing in the Prospectus, which is a part of this Registration Statement.  We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/S/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
April 3, 2012